UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 16, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2015, as provided in the Company’s settlement agreement of the “Roof Derivative Action” Steve Roof v. Sterling C. Scott, et al (2:14-cv-0377) the Board of Directors of the Company approved a Second Amended and Restated Bylaws.

The Second Amended and Restated Bylaws provide for, in pertinent part the following material changes to the existing First Amended and Restated Bylaws:

•	Increase of board size to minimum of 7 directors

•	Independent chairman of board

•	Majority independent directors within 1 year

•	10-year director term limits

A full copy of the Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference to this Item 5.03.

Item 8.01  Other Events.

On October 16, 2015, the Board of Directors approved the Company’s Amended and Restated Audit Committee and Nominations and Governance Committee Charters and the Amended and Restated Insider Trading Policy. Copies of these documents are filed hereto as Exhibits 99.1-99.3.

Copies of these documents may also be found on the Company’s website at http://www.growlifeinc.com.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company.

99.1	Amended and Restated Audit Committee Charter, dated October 16, 2015.

99.2	Amended and Restated Nominations and Governance Charter, dated October 16, 2015.

99.3	Amended and Restated Insider Trading Policy, dated October 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: October 26, 2015	By:	/s/ Marco Hegyi
Marco Hegyi
President